NEWS RELEASE
                                                     -------------------------

Sitestar Corporation
16133 Ventura Blvd., Suite 635
Encino, California 91436
(818) 981-4519 Telephone
(818) 981-2658 Facsimile
http://www.sitestar.com

August 29, 2000

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION
PLEASE CONTACT    CLINTON J. SALLEE         (818) 981-4519 csallee@sitestar.com

  SITESTAR TO PROCEED WITH TENDER OFFER FOR MOTHERNATURE.COM AT $0.75 PER SHARE

         Encino, CA - Tuesday, August 29, 2000-- /Business Wire/ Sitestar Corporation (OTC BB: SYTE), an Internet holding company, today announced that it will proceed with its proposed tender offer to acquire all of the outstanding shares of Mothernature.com (NASDAQ: MTHR) for $0.75 per share.

About Sitestar Corporation

         Sitestar Corporation is a diversified Internet holding company that participates, through its wholly owned web-based subsidiaries, in emerging segments of the Internet such as e-commerce, value-added content, ISP and Portal/Community.

         Sitestar's wholly-owned subsidiaries include Neocom Microspecialists, Sitestar.net, Soccersite.com, Greattools.com and Holland-American.com and has a minority equity investment in Qliq-On Corporation. Sitestar corporate headquarters is located at 16133 Ventura Blvd., Suite 635, Encino, CA 91436. Telephone (818) 981-4519 and Facsimile (818) 981-2658. Additional information is available on the company's Web site at http://www.sitestar.com.

         This press release is a pre-commencement written communication under Rule 14(d)-2 of the Securities Act of 1934 and Sitestar will shortly file a tender offer statement with the Securities and Exchange Commission. Once filed, investors can obtain a copy of the tender offer statement and other filed documents for free at the Securities and Exchange Commission's web site www.sec.gov.

         Statements regarding financial matters in this press release other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. The company intends that such statements about the company's future expectations, including future revenues and earnings, the anticipated stock dividends and all other forward-looking statements be subject to the safe harbors created thereby. Since these statements (future operational results and sales) involve risks and uncertainties and are subject to change at any time, the company's actual results may differ materially from expected results.

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